Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

SMX (Security Matters) Public Limited Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)
Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares(3)	Other	22,590,361	$1.60	$36,144,577	0.00015310	$5,533.73

	Total Offering Amounts					$36,144,577		$5,533.73
	Total Fee Offsets							$14,635.96
	Net Fee Due							$0.00

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share splits, share dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Ordinary Shares on The Nasdaq Stock Market LLC on September 10, 2025. This calculation is in accordance with Rule 457(c).
(3)	The Ordinary Shares have a par value of $0.000000000000287 per share.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	SMX (Security Matters) PLC	(1)	F-1	333-289651	08/15/2025		$14,635.96	Equity	Ordinary shares (2)	16,742,101	95,597,396
Fee Offset Sources	SMX (Security Matters) PLC	(1)	F-1	333-289651		08/15/2025						19,748.51

Explanation of the basis for claimed offset:

(1)	The Registrant previously paid registration fees to register 22,590,361 Ordinary Shares under a Registration Statement on Form F-1 (File No. 333-289651) (the “Prior Registration Statement”). The selling stockholders identified in the Prior Registration Statement have fully converted their convertible promissory notes and were issued 5,848,260 Ordinary Shares upon such conversion. As such, there remains 16,742,101 unsold Ordinary Shares under the Prior Registration Statement The Registrant is therefore claiming $14,635.96 as a fee offset related to the 16,742,101 Ordinary Shares.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The Company has completed the offering relating to its Ordinary Shares made under the Prior Registration Statement.